UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2009

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Director Not Standing for Re-Election

On April 13, 2009, James E. Lock, M.D., a member of the board of directors (the “Board”) of NMT Medical, Inc. (the “Company”), informed the Board that he will not stand for re-election at the 2009 annual meeting of stockholders, and accordingly, his tenure as a director of the Company will end immediately prior to our 2009 annual meeting. In connection with Dr. Lock’s decision to not stand for re-election, the Board also voted to decrease the number of directors on the Board from six to five effective immediately prior to our 2009 annual meeting of stockholders.

The full text of the press release announcing Dr. Lock’s decision to not stand for re-election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: April 17, 2009	By:	/s/ Richard E. Davis
Richard E. Davis
Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 14, 2009.